Exhibit 10.1

JOINDER AGREEMENT

        This JOINDER AGREEMENT is made and entered into as of the 30th day of May, 2007, by and among GRIP ACQUISITION CORPORATION, an Iowa corporation (“MergerCo”), International Wrestling Institute & Museum an Iowa not-for-profit corporation (the “Joining Stockholder”), and ROY J. CARVER, JR. (the “Shareholder”) and relates to that certain Voting Agreement (the “Voting Agreement”) dated as of December 5, 2006, between MergerCo and the Shareholder.

        WHEREAS, simultaneously with the execution of the Agreement and Plan of Merger, dated as of December 5, 2006, by and among MergerCo, Bridgestone Americas Holding, Inc. and Bandag, Incorporated (the “Merger Agreement”), MergerCo and the Shareholder entered into the Voting Agreement pursuant to which the Shareholder agreed to, among other things, vote his Owned Shares in favor of the adoption of the Merger Agreement and approval of the Merger (as defined in the Merger Agreement) at the Shareholder Meeting; and

        WHEREAS, the Shareholder wishes to assign 2,000 shares of Class A Common Stock, par value $1.00 per share, of Bandag, Incorporated (the “Assigned Shares”) to the Joining Stockholder; and

        WHEREAS, MergerCo is willing to consent to such transfer of the Assigned Shares as a Transfer to a Permitted Transferee pursuant to Section 2.3 of the Voting Agreement, provided that the Joining Stockholder becomes a party to the Voting Agreement, and the Joining Stockholder desires to do so in accordance with the terms hereof.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement agree as follows:

        1.     Agreement to be Bound. The Joining Stockholder acknowledges and agrees that, upon the execution of this Joinder Agreement, it shall (a) join and become a party to the Voting Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Voting Agreement as though an original party thereto (including but not limited to, the Agreement to Vote and Restrictions on Transfers pursuant to Article II of the Voting Agreement, and the Additional Covenants pursuant to Article IV of the Voting Agreement); (b) perform all obligations, duties and liabilities of the Shareholder pursuant to the Voting Agreement with respect to the Assigned Shares; and (c) be deemed a “Shareholder” thereunder for all purposes.

        2.     Consent. MergerCo consents to the Shareholder’s Transfer of the Assigned Shares to the Joining Stockholder as a Permitted Transferee.

        3.     Assumption of Liability. The Shareholder hereby assumes joint and several liability for any and all obligations, duties and liabilities of the Joining Stockholder with respect to the Assigned Shares under the Voting Agreement.

        4.     Representations and Warranties of Shareholder and Joining Stockholder. Each of the Shareholder and the Joining Stockholder jointly and severally represents and warrants to MergerCo that it has the requisite capacity and authority to execute and deliver this Joinder Agreement and to fulfill and perform his or its obligations hereunder. This Joinder Agreement has been duly and validly executed and delivered by the Shareholder and the Joining Stockholder and constitutes a legal, valid and binding agreement of the Shareholder and the Joining Stockholder enforceable by MergerCo against the Shareholder and the Joining Stockholder in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles.

        5.     Representations and Warranties of MergerCo. MergerCo represents and warrants to the Shareholder and the Joining Stockholder that it has the requisite capacity and authority to execute and deliver this Joinder Agreement and to fulfill and perform his or its obligations hereunder. This Joinder Agreement has been duly and validly executed and delivered by MergerCo and constitutes a legal, valid and binding agreement of MergerCo enforceable by the Shareholder and the Joining Stockholder against MergerCo in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles.

        6.     Binding Effect. This Joinder Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, MergerCo, the Shareholder, the Joining Stockholder and their respective heirs, personal representatives, successors and assigns.

        7.     Assignment. Neither this Joinder Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so will be null and void.

        8.     Amendments. This Joinder Agreement may not be amended except by written agreement signed by all of the parties to this Joinder Agreement.

        9.     Counterparts. This Joinder Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and shall become effective when one or more counterparts has been executed by each party hereto and delivered to the other party.

        10.     Capitalized Terms. Capitalized terms used in this Joinder Agreement and not defined herein shall have the meanings ascribed to such terms in the Voting Agreement and the Merger Agreement.

        11.     Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Iowa (without reference to such State’s conflicts of laws provisions).

        IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

MERGERCO:
GRIP ACQUISITION CORPORATION
By: /s/ Saul Solomon
Name: Saul Solomon
Title: President
JOINING STOCKHOLDER:
INTERNATIONAL WRESTLING INSTITUTE & MUSEUM
By: /s/ Mike Chapman
Name: Mike Chapman
Title: Executive Director
SHAREHOLDER
/s/ Roy J. Carver, Jr.
Roy J. Carver, Jr.